SCHEDULE 14C

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of the Securities Exchange Act of 1934

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HQ Sustainable Maritime Industries, Inc.

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NOTICE OF ACTION TAKEN PURSUANT TO

WRITTEN CONSENT OF THE STOCKHOLDERS OF

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

1511 Third Avenue, Suite 788

Seattle, Washington 98101

(206) 621-9888

DATE FIRST SENT OR GIVEN TO STOCKHOLDERS: [                    ], 2010

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the stockholders of HQ Sustainable Maritime Industries, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of HQ Sustainable Maritime Industries, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), in connection with action taken by the holders of a majority of the voting power of the issued and outstanding voting securities of the Company. By written consent dated June [ ], 2010, the holders of a majority of the voting power approved the initial public offering of no more than 35% of the equity securities (the “Offering”) of a newly formed, wholly owned subsidiary (“NewCo”), which will hold our Marine Bio and Healthcare Products segment. The Company expects that the Offering will consist primarily of newly-issued shares of NewCo. If market conditions permit, the Company may include equity securities of NewCo held by the Company in the Offering. At the same time, the holders of a majority of the voting power also approved the listing of the equity securities of NewCo on The Stock Exchange of Hong Kong Limited or any other stock exchange the board of directors may deem desirable (the “Listing”).

These assets are currently owned by Hainan Jiahua Marine BioProducts Co. Ltd. (“Jiahua Marine,” NewCo and Jiahua Marine are hereinafter collectively referred to as “Jiahua”), a wholly owned Chinese subsidiary of the Company engaged in the manufacturing and selling of marine bio and healthcare products in China.

We intend to maintain a controlling stake in Jiahua immediately after the Offering and Listing and we have no plans to sell any additional portions of our stake in Jiahua in the future. Subject to market conditions, we intend to complete the Offering and Listing within a reasonable time, but in no event later than 24 months from the date the accompanying Information Statement is first sent or given to the Company’s stockholders.

The primary purposes of the Offering and Listing are to (i) unlock the value of Jiahua’s business by allowing direct public investment in Jiahua; (ii) increase the overall value of the Company by capturing the expected valuation premium given to the Company’s marine bio and healthcare products segment by Asian investors; (iii) create a public market for NewCo’s common stock; (iv) obtain additional capital for the Company through the net proceeds of the Offering; (v) support Jiahua’s business growth by providing a vehicle through which it may have future access to the public capital markets; and (vi) improve the Company’s competitive position by further strengthening our financial condition.

The record date for the determination of stockholders entitled to notice of the action by written consent is June [    ], 2010. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action described in this Notice can be taken no sooner than 20 calendar days after the accompanying Information Statement is first sent or given to the Company’s stockholders. Since the accompanying Information Statement is first being sent or given to security holders on [                    ], 2010, the corporate action described therein may be effective on or after [                    ], 2010.

Please review the Information Statement included with this Notice for a more complete description of this matter. The Company is not obligated to effect the Offering and Listing and there can be no assurance that it will occur.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT

TO SEND US A PROXY.

As the Offering and Listing described in the accompanying Information Statement has been duly authorized and approved by the written consent of the holders of a majority of the voting power of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the General Corporation Law of the State of Delaware of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By order of the Board of Directors,

Norbert Sporns

Chief Executive Officer, President and Director

Seattle, Washington

June [    ], 2010

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

1511 Third Avenue, Suite 788

Seattle, Washington 98101

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by HQ Sustainable Maritime Industries, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), in connection with action taken by the holders of a majority of the voting power of the Company’s issued and outstanding voting securities. By written consent dated June [ ], 2010, the holders of a majority of the voting power approved the initial public offering of no more than 35% of the equity securities (the “Offering”) of a newly formed, wholly owned subsidiary (“NewCo”), which will hold our Marine Bio and Healthcare Products segment. The Company expects that the Offering will consist primarily of newly-issued shares of NewCo. If market conditions permit, the Company may include equity securities of NewCo held by the Company in the Offering. At the same time, the holders of a majority of the voting power also approved the listing of the equity securities of NewCo on The Stock Exchange of Hong Kong Limited (“HKEX”) or any other stock exchange the board of directors may deem desirable (the “Listing”).

These assets are currently owned by Hainan Jiahua Marine BioProducts Co. Ltd. (“Jiahua Marine,” NewCo and Jiahua Marine are hereinafter collectively referred to as “Jiahua”), a wholly owned Chinese subsidiary of the Company engaged in the manufacturing and selling of marine bio and healthcare products in China.

We intend to maintain a controlling stake in Jiahua immediately after the Offering and we have no plans to sell any additional portions of our stake in Jiahua in the future. Subject to market conditions, we intend to complete the Offering and Listing within a reasonable time, but in no event later than 24 months from the date this Information Statement is first sent or given to the Company’s stockholders.

The primary purposes of the Offering and Listing are to (i) unlock the value of Jiahua’s business by allowing direct public investment in Jiahua; (ii) increase the overall value of the Company by capturing the expected valuation premium given to the Company’s marine bio and healthcare products segment by Asian investors; (iii) create a public market for NewCo’s common stock; (iv) obtain additional capital for the Company through the net proceeds of the Offering; (v) support Jiahua’s business growth by providing a vehicle through which it may have future access to the public capital markets; and (vi) improve the Company’s competitive position by further strengthening our financial condition.

We are first sending or giving this Information Statement on or about [                    ], 2010 to our stockholders of record as of the close of business on June [    ], 2010 (the “Record Date”). The Company is not obligated to effect the Offering and Listing, and there can be no assurance that it will occur. Our principal executive offices are located at 1511 Third Avenue, Suite 788, Seattle, Washington 98101, and our main telephone number is (206) 621-9888.

Board Approval of the Offering and Listing of Jiahua

On June 7, 2010, our board of directors authorized management to plan and prepare for the Offering and Listing. The board of directors has not determined the exact manner or timing of the Offering and Listing and reserves the right to proceed with or abandon the Offering and Listing at any time without further action by the stockholders. A summary of the Offering and Listing is set forth in “Approval of the Offering and Listing of Jiahua.”

The Action by Written Consent

On June [    ], 2010, the holders of a majority of the votes of the Company’s outstanding voting securities, approved the Offering and Listing by written consent (the “Written Consent”). The Written Consent, if not revoked or terminated, will become effective 20 days after this Information Statement is first sent or given to our stockholders. Our board of directors may abandon the Offering and Listing at any time prior to its completion, without any further action by our stockholders. The Company is not obligated to effect the Offering and Listing and there can be no assurance that it will occur.

No Further Voting Required

We are not seeking consent, authorizations, or proxies from you. Section 228 of the Delaware General Corporate Law (the “DGCL”) and our certificate of incorporation provide that actions requiring a vote of the stockholders may be approved by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The approval by at least a majority of the outstanding voting power of our voting securities is required to approve the Offering and Listing.

Further, the Certificate of Designation for the Series A Preferred Stock requires the consent of the holders of a majority of the shares of Series A Preferred Stock in order to enter into any disposal or reorganization involving 20% of our total capitalization. Although, it is uncertain whether the Offering and Listing will involve 20% of our total capitalization, the holder of all of the shares of Series A Preferred Stock approved the Offering and Listing on June [    ], 2010.

As of the Record Date, we had 14,681,002 shares of Common Stock and 100,000 shares of Class A Preferred Stock issued and outstanding and entitled to vote on the Offering and Listing. Each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to 1,000 votes on all matters to be voted on by holders of Common Stock.

Notice Pursuant to Section 228

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

APPROVAL OF THE OFFERING AND LISTING OF JIAHUA

Summary of the Offering and Listing of Jiahua

On June 7, 2010, our board of directors authorized management to plan and prepare for the Offering and Listing. NewCo will act as a holding company for, and own 100% of the common stock of, Jiahua Marine, our wholly owned subsidiary engaged in the manufacturing and selling of marine bio and healthcare products in China.

The securities of NewCo will be sold for cash and are expected to be listed on the HKEX or any other stock exchange the board of directors may deem desirable. The Offering will be limited to a minority stake of no more than 35% of NewCo’s equity securities. Following the completion of the Offering, the Company will retain at least 65% of the outstanding shares of NewCo and will continue to be its controlling stockholder. We intend to maintain a controlling stake in Jiahua immediately after the Offering and we have no plans to sell any additional portions of our stake in Jiahua in the future. We intend to complete the Offering and Listing within a reasonable time, but in no event later than 24 months from the date this Information Statement is first sent or given to the Company’s stockholders.

The primary purposes of the Offering and Listing are to (i) unlock the value of Jiahua’s business by allowing direct public investment in Jiahua; (ii) increase the overall value of the Company by capturing the expected valuation premium given to the Company’s marine bio and healthcare products segment by Asian investors; (iii) create a public market for NewCo’s common stock; (iv) obtain additional capital for the Company through the net proceeds of the Offering; (v) support Jiahua’s business growth by providing a vehicle through which it may have future access to the public capital markets; and (vi) improve the Company’s competitive position by further strengthening our financial condition.

The equity securities of NewCo will be sold for cash and are expected to be listed on the HKEX or any other stock exchange the board of directors may deem desirable. In the Offering and Listing, we will (i) maintain a controlling stake in NewCo consisting of at least 65% of its outstanding, publicly-traded equity securities, and (ii) receive cash proceeds from the sale of the minority interest. We will be required to pay underwriting commissions and other expenses in connection with the Offering and Listing.

While we have not designated the use of the net proceeds to us from this Offering for any specific purposes, we expect that we will use these proceeds for working capital and other general corporate purposes, which may include the expansion of our current businesses, sales and marketing expenditures, general and administrative expenditures, capital expenditures and research and development of new products.

The expected use of net proceeds of the Offering represents our current intentions based upon our present plans and business conditions. The amounts we actually expend in these areas will depend upon a number of factors, including future sales growth, success of our ongoing business efforts, cash generated from future operations, if any, and actual expenses to operate our business. As of the date hereof, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of the Offering. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of the Offering.

The amount and timing of our expenditures will depend on several factors, including the amount and timing of our spending on sales and marketing activities and research and development activities, as well as our use of cash for other corporate activities. The financial terms of the Offering and Listing are subject to change. The Company’s board of directors and management have the discretion to approve different terms without stockholder approval.

Marine Bio and Healthcare Product Segment

Overview

In August 2004, the Company acquired Jiahua Marine, which develops, produces and sells marine bio and healthcare products in China. The principal products of Jiahua Marine are manufactured from fish by-products (tilapia and non-endangered shark) that include shark cartilage capsules and shark liver oil products which are distributed primarily in China. We currently produce over 30 products, substantially all of which were developed internally.

These products can be called “bio-nutraceuticals” and are sometimes referred to as over-the-counter health products, health food, or nutraceuticals. Our five product categories are as follows:

•	Personal care products

•	Products for couples;

•	Products for the elderly;

•	Products for the young; and

•	Beauty products.

Jiahua has Western and Asian roots

Asian traditional medicine is based on the interaction among nature, the cosmos and the human body. Its traditions are ancient and mix science with tradition to develop healthful relationships. Many Asians believe that they “are what they eat” and have developed respect for the richness from our oceans and aquatic life as a source of healing powers.

Each of our products has roots in Asian traditional medicine, if only the tradition of sourcing raw materials from a particular natural bio-organism. The raw material identified by tradition has been studied using Western science to better understand the traditional benefits involving the use of that bio-organism, but also to better understand how Western scientific methods can enhance the use of that product, optimizing the benefits, while adding other raw materials to develop new compounds.

Through laboratory testing and the use of documented and original research, Jiahua has developed a unique range of products. The products undergo substantial independent laboratory testing in China administered by the Ministry of Health in China and have resulted in a PRC National Certification for these products. These products have various perceived medicinal and health benefits. As part of the Company’s vertical integration plan of tilapia, Jiahua Marine introduced new bio and healthcare products made from tilapia in 2009. These products include calcium supplement tablets made from the bones of tilapia and collagen facial creams made from the skin and head of the tilapia.

The Health Product Store Opportunity

In a recent publication by the non-profit Institute for the Future entitled The Future of Health & Wellness in Food Retailing: Forecasts and Implications, the authors stated:

Food is fundamental to health. Indeed, what we eat is becoming inextricably intertwined with how we think about wellness, healthy living, and sustainable communities. Whether we’re focused on balance and energy, prevention and disease management, or ecology and the environment, our food choices reflect our evolving needs and values.

The authors concluded:

Food, health, and sustainability are increasingly coming together. At their nexus, a number of trends are creating both threats and opportunities for food retailers. As wellness continues to go mainstream and create demand for a healthier food system, the definition of health, and the meaning and value of food, will change dramatically.

Such stores are different from pharmacies or purveyors of traditional prescription and “over-the-counter” medications which are indicated to us by others as necessary. Health product stores in the United States provide consumers with choices provoked by knowledge of one’s own health and the importance of eating well. Knowledge and the means to benefit from this knowledge are key. This “health first” attitude is part of Asian tradition but has been fragmented by chaotic market conditions and the absence of leadership in this sector. With the advent of new food safety legislation, the fragmented China market has laid the groundwork for change.

China Health Product Market Fragmented and Growing

China’s retail market has been historically largely fragmented. According to Euromonitor International’s Health and Wellness -Nutritionals in China market report, “the fragmented nature of the nutritionals market in China can be attributed to the low entry barriers, with many local or regional manufacturers present.” The absence of true health food stores in the American mold, creates an opportunity, which until now is only met with Amway style direct sales.

Total health product sales are expected to rise to unprecedented levels according to the World Health Organization. By 2050, China is expected to have more than 300 million people over 65 years of age.

Food Safety Imperatives Reset Market Parameters

On February 28, 2009, the Chinese government passed the Food Safety Law of the People’s Republic of China (“Food Safety Law”) after two years of deliberation and review. The Food Safety Law became effective on June 1, 2009 and superseded the 1995 Food Hygiene Law. The Food Safety Law strengthened the government’s supervisory powers, unified food safety standards, changed the licensing system, and increased liabilities for non-compliance. The Food Safety Law is expected to revolutionize China’s health food industry.

Jiahua Responds to the Fragmentation of Retail Health Product Sales

In response to this opportunity, Jiahua has begun opening its own retail stores and obtained a franchise license to foster a franchisee founded network of stores throughout tier two cities in China. This and the creation of larger, “superstores” in tier one cities, will give consumers access to its award winning marine aquatic-themed health products. Given the ten year development period and importance of pure biomass raw materials, and the new Food Safety Laws in China, it is expected that these previously non-existent barriers to competition will allow the establishment of a major China-based health food store chain, reducing the fragmented nature of health product sales to the benefit of Jiahua.

Jiahua Responds to the Quality Challenge

Jiahua has certified its facilities to Good Manufacturing Practice (GMP) and Hazard Analysis and Critical Control Points (HACCP) standards and benefits from lessened competition from substandard producers. In 2010, the China Healthcare Association acknowledged the Company’s health products and brand as amongst the best in China at its Third Healthcare Forum. Six of the Company’s products were selected as being amongst the top ten healthcare products in China. The Company’s healthcare brand was also recognized as being in the top 12 healthcare product brands in China.

These products are currently sold throughout China, are naturally derived from marine-harvested by-products and are winners of Science and Technology Progress Awards in China. Jiahua Marine also had a long-term relationship with the Qingdao University of Oceanography for research and training relating to the production of our marine bio and healthcare products up to 2006. Currently, Jiahua Marine combines the original research of its own research team with the Hainan University for further research and development.

With its business model, third party certifications, government-endorsed sanctions of substandard practices, unique vision and commitment to sustainable practices already in place, Jiahua enjoys a blue market opportunity for growth of its brand of health product retail stores. Management of Jiahua believes that Jiahua will continue to take a leadership role in setting quality standards, educating the public, and directly selling its products to consumers in China.

Stockholder Approval

Out of an abundance of caution, the board of directors decided to submit the Offering and Listing for the approval of the Company’s stockholders. On June [    ], 2010, the holders of a majority of the votes of the Company’s outstanding voting securities, approved the Offering and Listing by Written Consent.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Three of the Company’s officers and directors, Norbert Sporns, Harry Wang and Lillian Wang, hold all of the outstanding Class A Preferred Stock of the Company and 3,265,672 shares of the Company’s Common Stock. Their aggregate shareholdings represent 90.0% of the total voting power of our capital stock. Thus, these individuals control the majority of the voting power of our capital stock. For additional information, see “Security Ownership of Certain Beneficial Owners and Management.” These individuals will not receive any additional benefit as a result of the Offering and Listing that the other holders of the Company’s Common Stock will not also receive.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of June [    ], 2010, by:

•	each person known to us to own beneficially more than 5%, in the aggregate, of the outstanding shares of our Common Stock;

•	each director;

•	each of our chief executive officer and our other two most highly compensated executive officers; and

•	all executive officers and directors as a group.

The number of shares beneficially owned and the percent of shares outstanding are based on 14,681,002 shares outstanding as of June [    ], 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Except as otherwise noted below, the address of each of the shareholders in the table is c/o HQ Sustainable Maritime Industries, Inc., 1511 Third Avenue, Suite 788, Seattle, Washington 98101.

Beneficial Owner	Number of Shares of Common Stock		Percent of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Stock		Percent of Series A Preferred Stock Beneficially Owned	Percentage of Total Voting Power
Norbert Sporns	796,761	(1)	5.4%	24,000	(2)	24.0%	21.6%
Lillian Wang Li	828,918	(1)	5.6%	25,000	(2)	25.0%	22.5%
Harry Wang Hua	1,639,993	(1)	11.2%	51,000	(2)	51.0%	45.9%
Andrew Intrader (3)	5,248		Less than 1%				Less than 1%
Fred Bild	10,568		Less than 1%				Less than 1%
Daniel Too	12,443		Less than 1%				Less than 1%
Kevin M. Fitzsimmons	0		Less than 1%				Less than 1%
Jean-Pierre Dallaire	10,000		Less than 1%				Less than 1%
All such directors and executive officers as a group (8 persons)	3,303,931		22.5%	100,000		100.0%	90.1%
Five Percent Shareholders (Other than Directors and named executive officers)
River Road Asset Management, LLC (4)	907,350		6.2%				Less than 1%
The Tail Wind Fund Ltd. (5)	778,698		5.3%				Less than 1%

(1)	Beneficially owns the shares indicated, which are owned of record by Red Coral Group Limited and Sino-Sult Canada (S.S.C.) Limited. Each of Mr. Sporns, Ms. Wang and Mr. Wang own respectively 24%, 25% and 51% of the issued capital of Red Coral Group Limited and Sino-Sult Canada (S.S.C.) Limited and share voting and investment power over the shares held by Red Coral Group Limited and Sino-Sult Canada (S.S.C.) Limited.
(2)	Beneficially owns the shares indicated, which are owned of record by Sino-Sult Canada (S.S.C.) Limited. Each of Mr. Sporns, Ms. Wang and Mr. Wang own respectively 24%, 25% and 51% of the issued capital of Sino-Sult Canada (S.S.C.) Limited and share voting and investment power over the shares held by Sino-Sult Canada (S.S.C.) Limited. Each share of Series A Preferred Stock has the right to the voting power equal to that of 1,000 shares of the Company’s Common Stock. The voting power of the Series A Preferred Shares remains the same and is not adjusted for any reverse split, namely each share of Series A Preferred Stock continues to have the voting power of 1,000 shares of Common Stock. Each share of Series A Preferred Stock is convertible at a rate of 2 shares of Common Stock for 1 share of Preferred Stock at the option of the beneficial holder, which has been adjusted to reflect a 1 for 20 reverse stock split effectuated on January 31, 2007 to 0.1 shares of Common Stock for 1 share of Series A Preferred Stock.

(3)	The address of this stockholder is c/o Renova U.S. Management LLC, 153 E. 53rd Street, 58th Floor, New York, New York 10022.
(4)	Based on a Schedule 13G/A filed by River Road Asset Management, LLC with the SEC on February 16, 2010. The address of the indicated holder is 462 S. 4th Street, Suite 1600, Louisville, KY 40202.
(5)	Based on a Schedule 13G/A filed by The Tail Wind Fund Ltd. with the SEC on February 9, 2010. Tail Wind Advisory & Management Ltd., a UK corporation authorized and regulated by the Financial Services Authority of Great Britain (“TWAM”), is the investment manager for The Tail Wind Fund Ltd., and David Crook is the CEO and controlling stockholder of TWAM. Each of TWAM and David Crook expressly disclaims any equitable or beneficial ownership of the shares held by The Tail Wind Fund Ltd. The address of the indicated holder is Windemere House, 404 East Bay Street, P. O. Box SS-5539, Nassau, Bahamas.

DELIVERY OF INFORMATION STATEMENT

To reduce the expenses of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one Information Statement to stockholders who share the same address unless otherwise requested.

If you share an address with another stockholder and have received only one Information Statement, you may write or call us to request a separate copy at no cost to you. For future mailings, you may request separate materials or, if you are receiving multiple copies you may request that we only send one set of materials, by writing to us at HQ Sustainable Maritime Industries, Inc., 1511 Third Avenue, Suite 788, Seattle, Washington 98101, Attention: Corporate Secretary, or by calling us at (206) 621-9888.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements regarding future events as well as assumptions underlying or relating to such statements, all of which are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. We use words and phrases such as “expect,” “intend,” “potential,” “proposed,” “will,” “designed,” “anticipated,” and similar expressions to identify forward-looking statements. Forward-looking statements in this Information Statement include, but are not limited to, statements regarding the occurrence, timing and effect of the proposed Offering and Listing; the use of proceeds from the Offering; the growth and evolution of the Chinese health product market; the impact of Chinese food safety laws and regulations; and the future success and growth of our Chinese health product stores. These forward-looking statements are based on information available to us as of the date of this Information Statement and our current expectations and assumptions, and involve a number of risks and uncertainties that could cause actual events to differ materially from those anticipated by the forward-looking statements.

Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, risks and uncertainties that could cause actual events to differ include: legal risks related to the actions described in this Information Statement; potential tax liabilities in connection with the proposed Offering and Listing; and other risks described in our Annual Report on Form 10-K for the year ended December 31, 2009 and our other filings with the SEC. These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov and on our corporate website, www.hqfish.com.

Copies of material filed by us with the SEC may also be obtained by writing to us at our corporate headquarters, HQ Sustainable Maritime Industries, Inc., Attention: Investor Relations, 1511 Third Avenue, Suite 788, Seattle, Washington 98101, or by calling (206) 621-9888.